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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 2001



                                -----------------


                           PREMIER LASER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


        California                         0-25242               33-0476284
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
      incorporation)                                         Identification No.)

                  1 Argonaut, Suite 201, Aliso Viejo, CA 92656
               (Address of principal executive offices) (Zip Code)


                              --------------------
       Registrant's telephone number, including area code: (949) 859-0656


                                       N/A
          (Former name or former address, if changed since last report)
                                -----------------


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ITEM 5. OTHER EVENTS

     A. August 22, 2001, the United States Bankruptcy Court in the Central District of California (the "Court") confirmed the Debtors' First Amended Joint Plan of Liquidation Dated May 3, 2001 as Modified filed by Premier Laser Systems, Inc. ("Premier") and Eyesys-Premier, Inc. Premier expects that the plan will become effective in late September 2001. The Court also scheduled a deadline of September 21, 2001 for any party alleging entitlement to payment on a claim for payment of costs or expenses of administration specified in Bankruptcy Code Sections 503(b) and 507(a)(1) to file a motion requesting payment with the Court.

     B. Attached hereto as Exhibits 99.1 through 99.3 and incorporated herein by reference are the debtor in possession operating reports filed by Premier Laser Systems, Inc. with the U.S. Bankruptcy Court for each of the three months ending April 30, 2001 through June 30, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  The following exhibits are filed as a part of this report:

Exhibit No.       Description
-----------       -----------

99.1 Debtor in Possession Operating Report For Period Ending April 30, 2001 with attachments 1 and 2.

99.2 Debtor in Possession Operating Report For Period Ending May 31, 2001 with attachments 1, 2 and 3.

99.3 Debtor in Possession Operating Report For Period Ending June 30, 2001 with attachments 2 and 3.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PREMIER LASER SYSTEMS, INC.



                                             By: /s/ Robert P. Mosier
                                                --------------------------------
                                                Robert P. Mosier
Date:  September 5, 2001                        Chief Executive Officer


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Exhibit No.       Description
-----------       -----------

99.1 Debtor in Possession Operating Report For Period Ending April 30, 2001 with attachments 1 and 2.

99.2 Debtor in Possession Operating Report For Period Ending May 31, 2001 with attachments 1, 2 and 3.

99.3 Debtor in Possession Operating Report For Period Ending June 30, 2001 with attachments 2 and 3.